SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

May 22, 2017

Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33228	20-0065053
(Commission File Number)	(IRS Employer Identification No.)

12655 North Central Expressway, Suite 1000, Dallas, TX 75243

(Address of Principal Executive Offices)

Registrant's telephone number, including area code: 214-221-4610

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On March 10, 2017, Zion Oil & Gas, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) the prospectus supplement dated as of March 10, 2017 and accompanying base prospectus dated February 23, 2017 (collectively, the “Prospectus”) relating to the Company’s Dividend Reinvestment and Direct Stock Purchase Plan (the “Plan” or “DSPP”). The Prospectus forms a part of the Company’s Registration Statement on Form S-3 (File No. 333-216191), as amended, which was declared effective by the SEC on March 10, 2017 (the “Registration Statement”).

An Amendment No. 1 to the Prospectus Supplement is being filed on May 22, 2017. This Amendment No. 1 to Prospectus Supplement amends the Prospectus Supplement. This Amendment No. 1 to Prospectus Supplement should be read in conjunction with the Original Prospectus Supplement and the base Prospectus effective March 10, 2017. This Amendment No. 1 is incorporated by reference into the Original Prospectus Supplement. This Amendment No. 1 is not complete without, and may not be delivered or utilized except in connection with, the Original Prospectus Supplement, including any amendments or supplements thereto.

Amendment No. 1 - New Unit Option under the Unit Program

Under the Plan, the Company is offering a new Unit Option Program. The Unit Program will now consist of a new combination of common stock and warrants, a new time period and a new unit price, but otherwise the same Unit Program features, conditions and terms in the Prospectus Supplement apply.  The Company’s new Unit Option Program begins May 22, 2017 and terminates July 12, 2017 (unless extended at the Company’s sole discretion). This new Unit Option Program enables participants to purchase Units of our securities where each Unit (priced at $250.00 each) is comprised of (i) a certain number of shares of Common Stock determined by dividing $250.00 (the price of one Unit) by the average of the high and low sale prices of the Company’s publicly traded common stock as reported on the NASDAQ on the Unit Purchase Date and (ii) Common Stock purchase warrants to purchase an additional twenty five (25) shares of Common Stock. The investor’s Plan account will be credited with the number of shares (including fractional shares, computed to three decimals) of the Company’s Common Stock that is acquired under the Units purchased. Each warrant affords the investor or stockholder the opportunity to purchase one share of the Company’s Common Stock at a warrant exercise price of $1.00.

The warrant shall have the symbol “ZNWAF,” but no assurance can be provided that the warrant will be approved for listing on the NASDAQ Global Market.

All warrants will first become exercisable on August 14, 2017, which is the first trading day after the 31st day following the Unit Option Termination Date (i.e., on July 12, 2017) unless extended and continue to be exercisable through August 14, 2020 (3 years) at a per share exercise price of $1.00. If the Common Stock of the Company trades above $5.00 per share as the closing price for fifteen (15) consecutive trading days at any time prior to the expiration date of the warrant, the Company has the sole discretion to provide a Notice to warrant holders of an early termination of the warrant within sixty (60) days of the Notice. The Unit is priced at $250.00 per Unit and no change will be made to the warrant exercise price of $1.00 per share.

Accordingly, all references in the Original Prospectus Supplement, concerning the Unit Option continue, except for the substitution of the new Unit Option terms above. All other Plan features, conditions and terms remain unchanged.

Warrant Agent Agreement

Effective May 22, 2017, the Company executed a Warrant Agent Agreement with AST as the Warrant Agent, Exhibit 4.2, below, for the warrant ZNWAF under the Unit Option Program beginning May 22, 2017 as described under Amendment No. 1.

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The Company is filing the items included in Exhibits 4.1 and 4.2 to this Current Report on Form 8-K, each of which relates to the above Registration Statement, for the purpose of incorporating such items as exhibits to the Registration Statement for the DSPP Unit Option Program beginning May 22, 2017.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit 4.1	-	Form of Warrant included in the Unit Option Program (new warrant ZNWAE), Annex B under the Prospectus Supplement

Exhibit 4.2	-	Warrant Agent Agreement effective May 22, 2017 between Zion Oil & Gas, Inc. and American Stock Transfer & Trust Company, LLC, as Warrant Agent

Exhibit 99.1	-	Press release dated May 22, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Zion Oil & Gas, Inc.

Date: May 22, 2017	By:	/s/ Victor G. Carrillo
Victor G. Carrillo
Chief Executive Officer

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